Exhibit 10.15

RVUE HOLDINGS, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

The Nominating and Governance Committee (the "Committee") is appointed by the Board of Directors (the "Board") of RVue Holdings, Inc. (the "Company") for the following purposes:

A.	To identify individuals who are qualified to serve on the Company's Board based on criteria approved by the Board.

B.	To recommend for selection by the Board the director nominees for the next annual meeting of the shareholders or at any such time that there is a vacancy on the Board.

C.	To advise the Board with respect to Board and composition, procedures and committees and corporate governance principles applicable to the Company

D.
Oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company's directors, officers and employees, including corporate governance issues and practices.

STRUCTURE AND OPERATIONS

A.	Composition and Qualification

The Committee shall be comprised of one or more directors (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of The Nasdaq Stock Market.

B.	Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board or until such member's successor is duly elected and qualified or until such member's earlier death, resignation or removal. The members of the Committee may be removed at any time, with or without cause, by a majority vote of the Board.

C.	Chairperson

Unless a Chairperson of the Committee is determined by the Board, the members of the Committee shall designate a Chairperson of the Committee by majority vote.

MEETINGS

The Committee shall meet with such frequency, and at such times, as may be necessary, but at least once each year, to enable it to fulfill its responsibilities under this Charter. The Committee shall meet at the call of its Chairperson or a majority of its members. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company's Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Compensation Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee shall meet at least annually with the Company's General Counsel to discuss matters consistent with those set forth in Section IV of this Charter. In addition, as the Committee finds it necessary or desirable, it shall meet from time to time with management, internal and external auditors and other Company officials and employees to assess the Company's state of compliance.

All nonmanagement directors who are not members of the Committee may observe meetings of the Committee. The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings (or a portion thereof) and to provide such pertinent information as the Committee may request. The Committee shall have authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. The Committee may also exclude from its meetings any persons not on the Committee it deems appropriate in order to carry out its responsibilities.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda which shall be circulated to the members prior to the meeting date, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board. Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

DUTIES AND POWERS

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, or as requested by the Board. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter, provided that the Committee may perform any other activities consistent with this Charter, the Company's Bylaws and all applicable laws and stock exchange listing standards, as the Committee deems necessary or appropriate.

The Committee, in discharging its role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and to authorize reports and analyses necessary for the Committee to properly discharge its responsibilities. The Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The Company will provide for appropriate funding, as determined by the Committee, for payment of any such investigations, studies, reports and analyses and the compensation to any accounting firm, legal counsel or other advisors retained by the Committee. The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

The principal functions of the Committee are set forth below.

Board Candidates and Nominees

a.	To establish procedures for evaluating the suitability of, and interviewing, potential director nominees proposed by management or shareholders.

b.
To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors. Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by applicable law, regulation or stock exchange listing requirement.

c.
To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

d.	The Committee shall consider recommendations of director nominees by shareholders and establish procedures for shareholders to submit recommendations to the Committee.

e.	The Committee shall review and update the criteria for Board membership set forth herein.

Board Composition and Procedures

a.
To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable law, regulation or stock exchange listing requirement.

b.	To review periodically the size of the Board and to recommend to the Board any appropriate changes.

c.	To make recommendations on the frequency and structure of Board meetings.

d.
The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the management of the Company, including the Chief Executive Officer of the Company. The Committee shall establish procedures to allow it to exercise this oversight function.

e.
To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

Board Committees

a.
To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

b.	To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

c.	To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

d.
To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee's power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

Corporate Governance and Governance Oversight

a.
To recommend to the Board a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards; to review at least annually the corporate governance principles adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of Nasdaq; and to recommend any desirable changes to the Board. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

i.
Director qualification standards. The qualification standards established by the Committee must reflect at a minimum the independence requirements of Nasdaq. The Committee shall also develop policies regarding director tenure, retirement, removal and succession, and shall consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

ii.	Director responsibilities.

iii.	Director access to management and, as necessary and appropriate, independent advisors.

iv.	Director orientation and continuing education.

b.
The Committee shall, as it deems appropriate, recommend or approve revisions to the policies, procedures and administration of the Company, including, without limitation, the employee handbook, the Code of Conduct and other corporate governance standards.

c.	The Committee shall address governance and compliance issues (including investigation of allegations of misconduct) as such issues arise (except to the extent the Audit Committee addresses same).

d.
Without limiting the generality of the preceding paragraph, the Committee shall address any proposed related party transactions, conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

e.	The Committee shall review proposals by the Compensation Committee related to directors' compensation.

ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner, as it deems appropriate.

Adopted on May 13, 2010.